Exhibit 10.3

AGA MEDICAL HOLDINGS, INC.
2008 EQUITY INCENTIVE PLAN

1.             Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors, independent contractors or consultants and to motivate such employees, directors, independent contractors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest which such key employees, directors, independent contractors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.             Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)           Affiliate:  Any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

(b)           Annual Incentive Award: An Award granted to an under the Plan that has a performance period (and/or time vesting period) equal to or less than twelve (12) months in duration.

(c)           Award:  An Option, Stock Appreciation Right, Performance Share, Performance Share Unit, Performance Unit, Cash-Based Award, Other Stock-Based Award, or Annual Incentive Award granted pursuant to the Plan.

(d)           Award Agreement: Either (1) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (2) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)           Beneficial Owner:  A “beneficial owner”, as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

(f)            Board:  The Board of Directors of the Company.

(g)           Cash-Based Award: An Award, denominated in cash, granted to a Participant as described in Section 9 of this Plan.

(h)           Cause: Termination by reason of: (1) any act of criminal or fraudulent misconduct taken by a Participant in connection with the Participant’s responsibilities as an employee or director of the Company which is intended to result in the Participant’s personal enrichment,

(2) a Participant’s conviction of a felony, (3) a material breach of a fiduciary duty owed by a Participant to the Company or its stockholders, or (4) continued material violations by a Participant of the Participant’s obligations to the Company after the Participant has been given adequate written notice of such noncompliance and the Participant has had a minimum of sixty (60) days to cure such noncompliance.

(i)            Change in Control:  The occurrence of any of the following events after the date of the Company’s Initial Public Offering:

(1)   the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders;

(2)   any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

(3)   a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(4)   during any twelve-month period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(j)            Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(k)           Committee:  The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(l)            Company:  AGA Medical Holdings, Inc., a Delaware Corporation.

(m)          Disability:  A Participant in the Plan shall be deemed to have a “Disability” if the Participant: (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected by the Company, in its reasonable determination, to result in death or can be expected by the Company, in its reasonable determination, to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(n)           Effective Date:  The date the Board approves the Plan, or such later date as is designated by the Board.

(o)           Employee: Any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.

(p)           Employment:  The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant or independent contractor, if the Participant is consultant or independent contractor to the Company or its Affiliates and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(q)           Exchange Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(r)            Fair Market Value:  On a given date, (1) if there should be a public market for the Shares on such date and the shares are listed or admitted on a national securities exchange, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if there should be a public market for the shares on such date but the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if there should be a public market for the shares on such date but no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; provided that, in the event of an Initial Public Offering, the Fair Market Value on the date of such Initial Public Offering shall be the price at which the Initial Public Offering was made, and (2) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(s)           Grant Date: The date on which an Award is granted, as established by the Committee.

(t)            Initial Public Offering:  A registered initial public offering pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended of (1) the Company, (2) a wholly owned subsidiary of the Company, (3) any entity succeeding to substantially all of the business operations of the Company or (4) any direct or indirect parent of the Company (which parent may or may not beneficially own 100% of the equity interests of the Company).

(u)           Involuntary Termination: The involuntary termination of a Participant’s employment with the Company’s successor organization within the two-year period following a Change in Control for reasons other than Cause. In addition, the Committee shall have the authority to include within a Participant’s Award Agreement that “Involuntary Termination” shall also include certain defined voluntary terminations related to changes in the Participant’s role, position, pay, job conditions, or other factors, within the two-period following the effective date of the Change in Control, all upon such terms as are deemed appropriate by the Committee.

(v)           ISO:  An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(w)          Option:  A stock option granted pursuant to Section 6 of the Plan.

(x)            Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(y)           Other Stock-Based Awards:  Awards granted pursuant to Section 9 of the Plan.

(z)            Participant:  An employee, director, independent contractor or consultant (including prospective employees, directors, independent contractors or consultants) who is selected by the Committee to participate in the Plan.

(aa)         Performance-Based Awards:  Awards granted under the Plan that are intended to be compliant with the deductibility provisions of Section 162(m), as described in Section 13 of this Plan.

(bb)         Performance Period: The period over which the degree of attainment of performance objectives associated with an Award is measured.

(cc)         Performance Share: A grant of a stated number of Shares to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to such other contingencies as are deemed appropriate by the Committee.

(dd)         Performance Share Unit: A Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to such other contingencies as are deemed appropriate by the Committee.

(ee)         Performance Unit: A Participant’s contractual right to receive a cash-denominated award, payable in cash or Shares, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to such other contingencies as are deemed appropriate by the Committee.

(ff)           Permitted Holder means, as of the date of determination, any and all of: (1) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company; (2) WCAS; (3) Franck L. Gougeon; (4) any trust or other entity created by Franck L. Gougeon, the principal beneficiaries of which are Franck L. Gougeon and/or members of his family; (5) any spouse of Franck L. Gougeon or any lineal descendants (whether natural or adopted) of Franck L. Gougeon’s grandparents and their spouses; (6) any personal representative of Franck L. Gougeon or any of the Persons referred to in (5) above acting within that capacity; and (7) any Person which is directly or indirectly controlled by any Person referred to in (3) through (6) above or by any combination of them.

(gg)         Person:  A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

(hh)         Plan:  The AGA Medical Holdings, Inc. 2008 Equity Incentive Plan.

(ii)           Pre-Split Capitalization: The Company’s capitalization immediately prior to the reverse Stock split scheduled to occur prior to the Initial Public Offering.

(jj)           Section 162(m): Section 162(m) of the Code, together with the Treasury Regulations promulgated thereunder, or any successor provision thereto.

(kk)         Shares:  Shares of common stock, par value, $.01 per share, of the Company.

(ll)           Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 7 of the Plan.

(mm)       Subsidiary:  A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(nn)         WCAS. Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, and any of its Affiliates.

3.             Shares Subject to the Plan

Subject to Section 14, the total number of Shares which may be issued under the Plan is 35,000,000, inclusive of the remaining Shares that have been authorized for issuance under the Company’s 2006 Equity Incentive Plan, but have not been granted as of the Effective Date, and the maximum number of Shares for which ISOs may be granted is 6,000,000 (in addition to the approximately 9,210,000 ISOs that have been granted under Company’s 2006 Equity Incentive Plan and are outstanding on the Effective Date).  Additionally, Section 13 establishes the maximum amounts of Shares and payout amounts associated with Performance-Based Awards under this Plan.  The Shares may consist, in whole or in part, of unissued Shares or treasury Shares.  For all purposes of this Plan, the Share numbers referenced are based on the Company’s Pre-Split Capitalization. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable.  Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4.             Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) (to the extent required to comply with Rule 16b-3), “independent directors” within the meaning of the NASDAQ’s listed company rules (to the extent required under such listed company rules) and, following the post-Initial Public Offering period described in Section 1.162-27(f)(2) of the regulations promulgated under the Code, “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto).  Additionally, the Committee may delegate the authority to grant Awards under the Plan to the Chief Executive Officer of the Company or a committee designated by the Board; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time.

Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines; provided, however, that except as authorized under Section 14, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.  In the event the Company acquires another company, or combines with another company in a merger or consolidation, the shares of stock available to such other company under its then-existing incentive plans may be added to the authorized Share pool under this Plan, at the discretion of the Committee, to the extent permitted under applicable law and in accordance with listed company rules and other similar regulations.

The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award.  Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

5.             Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.             Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)           Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards in connection with corporate transactions, as described in Section 4).

(b)           Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)           Exercise of Options.  Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying U.S. generally accepted accounting principles), (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) through net settlement in Shares.  No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)           ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO.  If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.  In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)           Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.             Terms and Conditions of Stock Appreciation Rights

(a)           Grants.  The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof.  A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)           Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option.  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right.  Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered.  Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.  The date a notice of exercise is received by the Company shall be the exercise date.  No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)           Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8.             Performance Shares, Performance Share Units and Performance Units

(a)           Grant of Performance Shares, Performance Share Units and Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares, Performance Share Units and/or Performance Units under the Plan in such amounts and upon such terms as the Committee shall determine.

(b)           Value of Performance Shares, Performance Share Units and Performance Units. Each Performance Share and each Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares, Performance Share Units and/or Performance Units that will be paid out to the Participant.

(c)           Earning of Performance Shares, Performance Share Units, and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares, Performance Share Units and/or Performance Units shall be entitled to receive payout on the value and number of Performance Shares, Performance Share Units and/or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

(d)           Form and Timing of Payment of Performance Shares, Performance Share Units, and Performance Units. Payment of earned Performance Shares, Performance Share Units, and/or Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Share Units, and/or Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares, Performance Share Units, and/or Performance Units at the close of the applicable Performance Period, but no later than the fifteenth (15th) day of the third month after the year in which the Performance Period ended. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.             Cash-Based Awards and Other Stock-Based Awards

(a)           Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards under the Plan in such amounts and upon such terms as the Committee may determine.

(b)           Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may be designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Without limiting the generality of the foregoing,  the Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(c)           Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.           Annual Incentive Awards

(a)           Duration of Performance Periods. The performance periods and/or vesting periods associated with Awards authorized under this Plan shall be determined at the discretion of the Committee, and, subject to any specific guidelines in this Plan to the contrary, may be greater or lesser than one (1) year in length.

(b)           Authorization to Grant Annual Incentives under Plan. Without limiting the generality of the foregoing, the Committee may grant annual incentive award opportunities under this Plan.

11.           Designated Employee Annual Incentive Pool

(a)           Establishment of Incentive Pool. The Committee may designate Employees who are eligible to earn a monetary payment over any specified performance period based on a percentage of an incentive pool that is determined by reference to the Company’s Net Income, Operating Earnings, or other similar financial measure of performance (as defined by the Committee in connection with the establishment of an Annual Incentive Award opportunity).

(b)           Designated Employees’ Share in Incentive Pool. If an incentive pool opportunity is established, the Committee shall allocate an incentive pool percentage to each designated Employee for each performance period associated with the incentive pool opportunity. In no event may (1) the incentive pool percentage for any one Employee exceed fifty percent (50%) of the total pool and (2) the sum of the incentive pool percentages for all Employees cannot exceed one hundred percent (100%) of the total pool.

(c)           Determination of Designated Employees’ Portions. As soon as possible after the determination of the incentive pool for a specified performance period, the Committee shall calculate each designated Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the applicable performance period. Each designated Employee’s incentive award then shall be determined by the Committee based on the Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a designated Employee be increased in any way, including as a result of the reduction of any other Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

12.           Nonemployee Director Awards

(a)           Generally. The Board or Committee shall determine all Awards to directors of the Company who are not also employees of the Company (“Nonemployee Directors”). The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement.

(b)           Payment of Fees in the Form of Awards. The Committee shall have the authority to provide that Nonemployee Directors, pursuant to this Article 12 (Nonemployee Director

Awards), may be permitted to elect to receive, pursuant to the procedures established by the Board or the Committee, all or any portion of their annual retainer, meeting fees or other fees in Shares, Restricted Stock, Restricted Stock Units, or other Awards as contemplated by this Plan in lieu of cash.

13.           Compliance with Section 162(m)

(a)           Generally. Notwithstanding anything to the contrary herein, certain Awards granted under this Plan may be granted in a manner which is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  In the event the Committee grants Performance-Based Awards, such awards shall be designed and awarded in a way that is intended to comply with the requirements under Section 162(m); provided, however, that the Committee shall have the authority to grant awards under this Plan that are not Performance-Based Awards. Further, to the extent consistent with the provisions of this Plan, the Committee shall have the authority to amend, alter, administer, or otherwise revise awards that were granted as compliant Performance-Based Awards in ways that result in the failure to continue to comply with the provisions of Section 162(m).

(b)           Performance Metrics. The performance goals associated with Performance-Based Awards intended to comply with Section 162(m), which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) total shareholder return; and (xx) operational benchmarks of performance, such as product approvals, successful clinical trial outcomes, successful consummation of business transactions, and other measures of operating success.  The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m), the performance goals may be calculated without regard to extraordinary items.

(c)           Limits on Performance-Based Awards. The maximum amount of a Performance-Based Award intended to comply with Section 162(m) during a calendar year shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 1,200,000 Shares and (y) with respect to Performance-Based Awards that are not denominated in Shares, $3,000,000.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m), elect to defer payment of a Performance-Based Award.

14.           Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)           Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee shall, in such manner as it may deem equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust or substitute (subject to Section 18) (1) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (2) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant, (3) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (4) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards.

(b)           Change in Control.  In the event of a Change in Control after the Effective Date, the Committee shall have full authority to either make adjustments to outstanding Awards, as deemed appropriate by the Committee (in its full discretion), or refrain from making any Change-in-Control-related adjustments. Any such adjustments may be made by the Committee on a per-Participant basis, a per-Award basis, and/or may be applied individually or collectively to Awards on a uniform or a differentiated basis.

Notwithstanding the foregoing, the Committee shall have the authority to do any one or more of the following in connection with a Change in Control:  (1) accelerate the vesting of, or waive any restrictions with respect to, any outstanding Award then held by a Participant which is unexercisable or subject to lapse restrictions; (2) provide for the issuance of substitute Awards upon such terms as shall be established by the Committee in its sole discretion; and/or (3) have any existing Award remain outstanding after the Change in Control in accordance with its pre-Change-in-Control terms.  In addition, in the event of a Change in Control after the Effective Date, the Committee may, in its sole discretion, cancel any portion of an Award outstanding as of such Change in Control in exchange for the payment to the Participant for fair value (as determined in the sole discretion of the Committee).

Notwithstanding any other provision of this Plan, in the event that Awards that were outstanding upon a Change in Control remain outstanding following the Change in Control (either in the form they existed prior to the Change in Control or in the form of an award that is substituted for the pre-Change in Control Award) during the two-year period following the effective date of the Change in Control, and if a Participant holding such continuing awards suffers an Involuntary Termination during such two-year period, then such awards shall become fully vested and settled as determined by the Committee (as comprised prior to the Change in Control).

15.           No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

16.           Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17.           Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

18.           Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Sections 4 and 14 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or to Participants).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the

Company  may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section  409A of the Code.

19.           International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law, to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate, or, subject to the provisions of this Plan, conform such Awards more closely to normative pay and incentive practices and conventions in the region.

20.           Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

21.           Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

22.           Section 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  Additionally, if at the time of a Participant’s termination of Employment with the Company such Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of Employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s termination of Employment with the Company (or the earliest date as is permitted under Section 409A of the Code).  The Company shall use commercially reasonable efforts to implement the provisions of this Section 22 in good faith; provided that neither the Company, nor the Committee, nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 22.